SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2010 (March 1, 2010)

MBIA INC.
(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
914-273-4545

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The following information, including Exhibit 99.1 to this Form 8-K, is being furnished, not filed, pursuant to Item 2.02 - Results of Operations and Financial Condition of Form 8-K.

On March 1, 2010, MBIA Inc. (“MBIA”) issued a press release announcing its results of operations for the year ended December 31, 2009.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference to this Item 2.02 as if fully set forth herein.

Item 7.01   REGULATION FD DISCLOSURE.

On March 1, 2010, MBIA will post on its Web site, www.mbia.com, under the section “Selected Exposures,” certain information on MBIA Insurance Corporation’s insured structured finance portfolio, non-U.S. public finance portfolio as well as detailed information on its multi-sector CDO exposure.  The information will be posted as “MBIA Insurance Corp.’s Insured Structured Finance Portfolio,”  “MBIA Insurance Corp.’s Non-U.S. Public Finance Portfolio” and “MBIA Insurance Corp.’s Multi-Sector CDOs.”  "MBIA Insurance Corp.’s Multi-Sector CDOs" will be presented as of March 31, 2009, June 30, 2009, September 30, 2009 and December 31, 2009.  In addition, on National Public Finance Guarantee Corporation’s Web site, www.nationalpfg.com, under the section “Insured Portfolio,” certain information on its insured portfolio will be posted as “National Public Finance Guarantee Corporation’s Insured Portfolio” as of December 31, 2009.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

99.1      Press Release issued by MBIA Inc. dated March 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

		By:	/s/ Ram D. Wertheim
Ram D. Wertheim
Chief Legal Officer

Date:	March 1, 2010

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
Dated March 1, 2010

Exhibit 99.1	Press Release issued by MBIA Inc. dated March 1, 2010.